EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                        OF NET EARNINGS (LOSS) PER SHARE

                                                       Three Months         Three Months
                                                       Ended 3/31/01        Ended 3/31/00
                                                       -------------        -------------
Net earnings                                            $     (816,000)      $      413,000
                                                     =================    =================


Earnings (loss) Per Share - Primary
-----------------------------------
Weighted average shares  outstanding
    during the period                                   $    5,470,311            5,468,644
                                                     =================    =================


Earnings (loss)per common share -Primary
                                                        $         (.15)      $          .08
                                                     =================    =================
Earnings (loss) Per Share - Diluted
-----------------------------------
Weighted average shares outstanding
    during the period                                   $    5,470,311            5,468,644


Common and Common Stock equivalent shares using
the treasury stock method                                            0              186,190
                                                     -----------------    -----------------

Total shares outstanding for purposes of
calculating diluted earnings                            $    5,470,311            5,654,834
                                                     =================    =================


Earnings (loss) per common and common Equivalent
share - Diluted                                         $         (.15)      $          .07
                                                     =================    =================





                                       15